SCHEDULE 14A
                               (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:
/ / Preliminary Proxy Statement     / /   Confidential, for the use of the
                                          Commission only
                                          (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/x/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-12

                              DIME BANCORP, INC.
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               (Name of Registrant As Specified In Its Charter)


                       NORTH FORK BANCORPORATION, INC.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): /x/ No fee required. / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
    0-11.
1) Title of each class of securities to which transaction applies:

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2)    Aggregate number of securities to which transaction applies:

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3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)    Proposed maximum aggregate value of transaction:

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5)    Total fee paid:

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/ /   Fee paid previously with preliminary materials.

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/ /   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)    Amount previously paid:

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2)    Form, Schedule or Registration Statement No.

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3)    Filing party:

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4)    Date filed:

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                              FOR IMMEDIATE RELEASE

INVESTOR:   DANIEL M. HEALY
            EXECUTIVE VICE PRESIDENT
            CHIEF FINANCIAL OFFICER
            631-844-1258

PRESS:      KEKST AND COMPANY
            ROBERT D. SIEGFRIED /VICTORIA WELD/JEREMY FIELDING
            212-521-4800


             NORTH FORK REPORTS ON HUDSON UNITED LETTER

MELVILLE, N.Y. - APRIL 11, 2000 - North Fork Bancorporation, Inc. (NYSE:NFB) said today that Hudson United Bancorp has advised North Fork that Hudson United has "been unable to reach agreement with Dime on the terms of the waiver." As previously reported, North Fork had requested Hudson United's consent to permit North Fork to enter into discussions with Dime Bancorp. North Fork had requested the consent in light of restrictions in the Dime/Hudson United merger agreement which prohibit Dime from engaging in discussions with North Fork concerning North Fork's pending exchange offer.

John Adam Kanas, Chairman, President and Chief Executive Officer of North Fork, commented that, "Hudson apparently concluded that it needed Dime's approval to release them from this onerous provision in their contract. It appears, from Mr. Nielsen's letter, that Dime is continuing to try to shield itself from our offer, or any potential offer for that matter, by refusing to grant the waiver. If this is true, then we are completely bewildered by Dime's unconscionable behavior. Dime management continues to squander shareholders' money defending a deal that is in no one's interest but their own. It is shameful and self-serving for them to characterize North Fork's offer, currently worth $18.74, as inadequate while they continue to support their old merger plan that is worth only $11.64 if it were closed today. I would hope that Dime's directors quickly come to the conclusion that Dime's current strategy has been rejected by the market, and that the tactics being urged upon the Dime board by Dime's lawyers and investment bankers are enormously wasteful and totally at odds with the wishes of Dime's shareholders."

Investors and security holders are advised to read North Fork's proxy statement with respect to North Fork's solicitation of proxies against the proposed Dime/Hudson merger and North Fork's registration statement with respect to its exchange offer for Dime common stock, each as filed with the Securities and Exchange Commission, and any amendments or supplements to either of them, because each of these documents contains important information. Investors and security holders may obtain a free copy of the proxy statement, the exchange offer registration statement and other documents filed by North Fork with the SEC at the SEC's Internet web site at www.sec.gov. The proxy statement, the exchange offer registration statement and such other documents may also be obtained free of charge by overnight mail or direct electronic transmission by calling North Fork's proxy solicitor, D.F. King & Co., Inc., toll-free at 1-800-755-7250.

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